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As filed with the Securities and Exchange Commission on June 25, 2004

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Senomyx, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	33-0843840 (I.R.S. Employer Identification No.)
11099 North Torrey Pines Road La Jolla, CA 92037 (858) 646-8300 (Address of principal executive offices)
Senomyx, Inc. 2004 Equity Incentive Plan Senomyx, Inc. 2004 Employee Stock Purchase Plan (Full title of the plans)
Kent Snyder President, Chief Executive Officer and Chairman Senomyx, Inc. 11099 North Torrey Pines Road La Jolla, CA 92037 (Name and Address of Agent for Service)
(858) 646-8300 (Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Thomas A. Coll, Esq.
Steven M. Przesmicki, Esq.
Cooley Godward LLP
4401 Eastgate Mall
San Diego, CA 92121
(858) 550-6000

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

2004 Equity Incentive Plan Common Stock (par value $.001)	1,947,607 shares	$3.94 (2)	$7,673,572 (2)	$972.24

2004 Equity Incentive Plan Common Stock (par value $.001)	1,839,100 shares	$6.23 (3)	$11,457,593 (3)	$1,451.68

2004 Employee Stock Purchase Plan Common Stock (par value $.001)	140,000 shares	$6.23 (3)	$872,200 (3)	$110.51

Total:	3,926,707 shares	N/A	$20,003,365	$2,534.43 (4)

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "1933 Act"), this Registration Statement also registers any additional shares of the Registrant's common stock that may become issuable by reason of any stock dividend, stock split, recapitalization or any other similar transaction.

(2)
Represents shares of common stock issuable at a fixed price upon the exercise of options outstanding under the 1999 Equity Incentive Plan (which was amended and restated as the 2004 Equity Incentive Plan). Pursuant to Rule 457(h)(1) of the 1933 Act, the Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price have been computed using the weighted average exercise price at which such options are exercisable of $3.94 per share.

(3)
Represents shares available for future grant under the 2004 Equity Incentive Plan or 2004 Employee Stock Purchase Plan, as applicable. The Proposed Maximum Offering Price Per Share and Proposed Maximum Aggregate Offering Price have been estimated solely for the purpose of calculating the amount of the registration fee and, pursuant to Rule 457(h)(1) of the 1933 Act, have been calculated using the average of the high and low sales prices of the Company's common stock as reported on the Nasdaq National Market on June 24, 2004 of $6.23 per share.

(4)
Pursuant to Rule 457(p) of the 1933 Act, the entire amount of the Registration Fee payable hereunder has been offset against the fee paid by the Registrant in connection with the filing of its Registration Statement on Form S-1 (File No. 333-56000), originally filed by the Registrant on February 21, 2001.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

        Not required to be filed with this Registration Statement.

Item 2. Registrant Information and Employee Plan Annual Information.

        Not required to be filed with this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

        The following documents filed by Senomyx, Inc. (the "Company") with the Commission are incorporated by reference into this Registration Statement:

        (a)   The Company's prospectus filed pursuant to Rule 424(b) under the 1933 Act relating to the registration statement on Form S-1 originally filed on March 29, 2004, as amended (File No. 333-113998), that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed.

        (b)   The description of the Company's Common Stock that is contained in the registration statement on Form 8-A filed on June 8, 2004 (File No. 000-50791) under the Exchange Act of 1934, as amended, (the "1934 Act") including any amendment or report filed for the purpose of updating such description.

        All documents, reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 4. Description of Securities

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        The validity of the issuance of the Common Stock being offered by this prospectus and certain other legal matters are being passed upon for us by our counsel, Cooley Godward LLP, San Diego, California.

Item 6. Indemnification of Directors and Officers.

        The Company's amended and restated certificate of incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation

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will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for any of the following acts:

  •
  any breach of their duty of loyalty to the corporation or its stockholders;

  •
  acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  •
  unlawful payments of dividends or unlawful stock repurchases or redemptions; or

  •
  any transaction from which the directors derived an improper personal benefit.

        These limitations of liability do not apply to liabilities arising under federal securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission.

        The Company's amended and restated bylaws provide that the Company will indemnify its directors and executive officers, and may indemnify other officers, employees and other agents, to the fullest extent permitted by law. The Company's amended and restated bylaws also permit the Company to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with his or her services to the Company, regardless of whether the Company's amended and restated bylaws permit such indemnification. The Company has obtained a policy of directors' and officers' liability insurance.

        The Company has entered, and intends to continue to enter, into separate indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in its amended and restated bylaws. These agreements, among other things, require the Company to indemnify its directors and executive officers for certain expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of the Company's directors or executive officers, or any of its subsidiaries or any other company or enterprise to which the person provides services at its request.

Item 8. Exhibits

Exhibit Number
3.1*	Amended and Restated Certificate of Incorporation, dated June 25, 2004, currently in effect.
3.2*	Amended and Restated By-Laws, currently in effect.
4.1*	Specimen Stock Certificate.
5.1	Opinion of Cooley Godward LLP
23.1	Consent of Ernst & Young LLP, independent auditors.
23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.
24	Power of Attorney is contained on the signature pages.
99.1*	Senomyx, Inc. 2004 Equity Incentive Plan.
99.2*	Senomyx, Inc. 1999 Equity Incentive Plan.
99.3*	Senomyx, Inc. 2004 Employee Stock Purchase Plan.

*
Filed as an exhibit to, and incorporated by reference herein from, the Registrant's Registration Statement on Form S-1 originally filed on March 29, 2004, as amended. (File No. 333-113998)

UNDERTAKINGS

        The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective

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amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on June 25, 2004.

SENOMYX, INC.
By:	/s/ KENT SNYDER Kent Snyder President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kent Snyder and John Poyhonen, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KENT SNYDER Kent Snyder	President, Chief Executive Officer and Director Principal Executive Officer)	June 25, 2004
/s/ JOHN POYHONEN John Poyhonen	Vice President and Chief Financial and Business Officer (Principal Financial and Accounting Officer)	June 25, 2004
/s/ MARK LESCHLY Mark Leschly	Director	June 25, 2004
/s/ LORI ROBSON, PH.D. Lori Robson, Ph.D.	Director	June 25, 2004
/s/ DAVID SCHNELL, M.D. David Schnell, M.D.	Director	June 25, 2004
/s/ TIMOTHY J. WOLLAEGER Timothy J. Wollaeger	Director	June 25, 2004
/s/ JAY M. SHORT, PH.D. Jay M. Short, Ph.D.	Director	June 25, 2004

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EXHIBIT INDEX

Exhibit Number	Description
3.1*	Amended and Restated Certificate of Incorporation, dated June 25, 2004, currently in effect.
3.2*	Amended and Restated By-Laws, currently in effect.
4.1*	Specimen Stock Certificate.
5.1	Opinion of Cooley Godward LLP
23.1	Consent of Ernst & Young LLP, independent auditors.
23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.
24	Power of Attorney is contained on the signature pages.
99.1*	Senomyx, Inc. 2004 Equity Incentive Plan.
99.2*	Senomyx, Inc. 1999 Equity Incentive Plan.
99.3*	Senomyx, Inc. 2004 Employee Stock Purchase Plan.

*
Filed as an exhibit to, and incorporated by reference herein from, the Registrant's Registration Statement on Form S-1 originally filed on March 29, 2004, as amended. (File No. 333-113998)

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PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
UNDERTAKINGS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX